Exhibit 99.1

              Equinix Reports First Quarter 2006 Results

    FOSTER CITY, Calif.--(BUSINESS WIRE)--April 26, 2006--Equinix, Inc. (Nasdaq:EQIX):

    -- Increased revenues to $64.9 million, a 5% increase over the previous quarter and a 33% increase over the same quarter last year

    -- Increased EBITDA, a non-GAAP financial measure, to $22.8 million

    -- Signed 61 new customers including McGraw-Hill, Trip Advisor and YouTube

    -- Raises annual revenue guidance to $280.0 to $286.0 million and EBITDA guidance to $100.0 to $105.0 million

    Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported its quarterly results for the period ended March 31, 2006.
    Revenues were $64.9 million for the first quarter, a 5% increase over the previous quarter and a 33% increase over the same quarter last year. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $61.8 million, a 6% increase over the previous quarter and a 35% increase over the same quarter last year. Non-recurring revenues were $3.1 million in the quarter, consisting primarily of professional services and installation fees.
    Note: Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), non-GAAP net income (loss), free cash flow and adjusted free cash flow to evaluate its operations. A reconciliation of these non-GAAP financial measures to the most closely applicable GAAP financial measure is attached to this release and commences at the bottom of our condensed consolidated statements of operations -- GAAP presentation.
    Cost of revenues were $43.3 million for the first quarter, including $758,000 of stock-based compensation, a 4% increase over the previous quarter and an 18% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $18.0 million, were $25.3 million for the first quarter, flat over the previous quarter and a 15% increase over the same quarter last year. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 61%, up from 59% the previous quarter and 55% the same quarter last year.
    Selling, general and administrative expenses were $24.3 million for the first quarter, including $7.0 million of stock-based compensation, a 41% increase over the previous quarter and a 59% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $7.5 million, were $16.8 million for the first quarter, a 13% increase over the previous quarter and a 35% increase over same quarter last year.
    Net loss for the first quarter, including stock-based compensation expense of $7.8 million, was $5.1 million. This represents a basic and diluted net loss per share of $0.18 based on a weighted average share count of 27.8 million. Excluding stock-based compensation, the Company was net income positive for the first quarter, with a non-GAAP net income of $2.7 million. This was down $508,000 from the previous quarter's result of $3.2 million, and a $6.0 million improvement over the same quarter last year.
    EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation expense and restructuring charges, for the first quarter was $22.8 million, up 5% over the previous quarter and up from $14.3 million the same quarter last year.
    Capital expenditures in the first quarter were $26.6 million, of which $6.9 million was attributed to ongoing capital expenditures and $19.7 million was attributed to expansion capital expenditures.
    The Company generated cash from operating activities of $12.8 million as compared to $18.6 million in the previous quarter. Cash used in investing activities was $24.1 million as compared to $65.9 million in the previous quarter. Adjusted free cash flow was a negative $11.3 million in the first quarter. Adjusted free cash flow is defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments and the purchase and sale of real estate).
    As of March 31, 2006, the Company's cash, cash equivalents and investments were $162.2 million after repaying $30.0 million under the Silicon Valley Bank line of credit, as compared to $188.9 million in the previous quarter.

    Other Company Developments & Metrics

    -- On a same IBX basis (defined as IBX centers which have been available for new customer installs for at least four full quarters), revenues were $62.5 million; cost of revenues were $38.8 million; cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation, were $22.5 million and cash gross margins for the quarter were 64%. EBITDA on a same IBX basis was $23.5 million. These results now include Equinix's Washington, D.C. area center opened in December 2004.

    -- Equinix added 61 new customers in the quarter including iGames Online, LeBoeuf Lamb, McGraw-Hill, MovieClick, Packet
        Exchange, Trip Advisor and YouTube.

    -- Over 50 percent of Equinix's new bookings in the quarter came from existing customers including Akamai Technologies, Cisco Systems, IBM, Salesforce.com and Sony Computer Entertainment.

    -- Based on a total cabinet capacity of approximately 26,000, the number of cabinets billing at the end of the quarter was approximately 14,750, or 57%, up from approximately 14,100 the previous quarter. On a weighted average basis, the number of cabinets billing was approximately 14,500, representing a utilization rate of 56%.

    -- U.S. interconnection service revenues were 21% of U.S. recurring revenues for the quarter. Interconnection services represent greater than 19% of total worldwide recurring revenues. Equinix signed additional customers on its new 10 Gigabit Ethernet service including Hurricane Electric and UPC Broadband.

    -- After more than six years on the Equinix Board of Directors, Mike Volpi will not stand for re-election to the Board. Mr. Volpi has decided to dedicate more time to his business priorities at Cisco. He will remain on the Equinix Board until June 8, 2006.

    Business Outlook

    For the second quarter 2006, revenues are expected to be in the range of $67.5 to $68.5 million. Cash gross margins will be approximately 60%. Cash selling, general and administrative expenses are expected to be approximately $16.5 million. EBITDA for the second quarter is expected to be $24.0 to $25.0 million. Net loss is expected to be approximately $5.0 million, including the impact of approximately $8.0 million of stock-based compensation expense. Net interest expense will be approximately $2.0 million. The weighted average shares outstanding will be approximately 28.4 million. Capital expenditures are expected to be approximately $30.0 to $35.0 million, including $20.0 to $25.0 million of expansion capital expenditures.
    For the full year of 2006, total revenues are expected to be in the range of $280.0 to $286.0 million. Cash gross margins are expected to be in the range of 58% to 60%, including the full year impact of approximately $4.0 million of additional cost of revenues from three new IBX centers. Cash selling, general and administrative expenses are expected to be approximately $64.0 million, including approximately $4.4 million of investments in expansion efforts. EBITDA for the year is expected to be $100.0 to $105.0 million. Net loss for the year is expected to be approximately $15.0 million, including the impact of approximately $30.0 million of stock-based compensation expense. Net interest expense will be approximately $9.0 million. Capital expenditures for 2006 are expected to be in a range of $100.0 to $105.0 million, comprised of approximately $25.0 million of ongoing capital expenditures and $75.0 to $80.0 million of expansion capital expenditures for the build out of the Chicago, Los Angeles and Silicon Valley expansions, as well as the expansion build out in the Washington, D.C. area campus. We expect our adjusted free cash flow to be in a range of negative $5.0 to $10.0 million for the year. Adjusted free cash flow is defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments, as well as purchases and sales of real estate).
    The Company will discuss first quarter results on Wednesday, April 26, 2006, at 5:30 p.m. ET (2:30 p.m. PT). To hear the conference call live, please dial 773-799-3263 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading. A replay of the call will be available beginning on Wednesday, April 26, 2006 at 7:30 p.m. (ET) by dialing 203-369-3395. In addition, the Webcast will be available on the company's Web site at www.equinix.com. No password is required for either method of replay. A reconciliation between GAAP information and non-GAAP information contained in this press release is provided in a table immediately following the Condensed Consolidated Statements of Operations -- GAAP Presentation. This reconciliation is also available at www.equinix.com under the Investor Relations heading.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's Internet Business Exchange(TM) (IBX(R)) centers in 11 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports and registration statement on Form S-3 filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    Non-GAAP Financial Measures

    Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), non-GAAP net income (loss), free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation and restructuring charges. Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.
    Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and IBX expansion projects or acquired IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.
    In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a non-cash cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liabilities, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. Management believes such restructuring charges were unique costs that are not expected to recur, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.
    Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.
    Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
    Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, interest income, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three months ended March 31, 2006 and 2005, presented within this press release.



                             EQUINIX, INC.
  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
                (in thousands, except per share detail)
                              (unaudited)


                                           Three Months Ended
                                  ------------------------------------
                                   March 31,   December 31, March 31,
                                     2006         2005        2005
                                  ------------ ------------ ----------

Recurring revenues                    $61,752      $58,380    $45,901
Non-recurring revenues                  3,117        3,418      2,783
                                  ------------ ------------ ----------
   Revenues                            64,869       61,798     48,684

Cost of revenues                       43,345       41,715     36,873
                                  ------------ ------------ ----------
      Gross profit                     21,524       20,083     11,811
                                  ------------ ------------ ----------

Operating expenses:
   Sales and marketing                  7,198        5,759      4,819
   General and administrative          17,130       11,516     10,489
   Restructuring charges                    -       33,814          -
                                  ------------ ------------ ----------
      Total operating expenses         24,328       51,089     15,308
                                  ------------ ------------ ----------

Income (loss) from operations          (2,804)     (31,006)    (3,497)
                                  ------------ ------------ ----------

Interest and other income
 (expense):
   Interest income                      1,611          940        667
   Interest expense and other          (3,868)      (2,548)    (2,459)
                                  ------------ ------------ ----------
      Total interest and other,
       net                             (2,257)      (1,608)    (1,792)
                                  ------------ ------------ ----------

Net loss before income taxes and
 cumulative effect of a change in
 accounting principle                  (5,061)     (32,614)    (5,289)

   Income taxes                          (385)          10       (505)

Net loss before cumulative effect
 of a change in accounting        ------------ ------------ ----------
 principle                             (5,446)     (32,604)    (5,794)

   Cumulative effect of a change
    in accounting principle               376            -          -

                                  ------------ ------------ ----------
Net loss                              $(5,070)    $(32,604)   $(5,794)
                                  ============ ============ ==========

Net loss per share:
Basic and diluted net loss per share before
 cumulative effect of a change in
 accounting principle                  $(0.20)      $(1.25)    $(0.26)
Cumulative effect of a change in
 accounting principle                    0.02            -          -
                                  ------------ ------------ ----------
Basic and diluted net loss per
 share                                 $(0.18)      $(1.25)    $(0.26)
                                  ============ ============ ==========

Shares used in computing basic and
 diluted net loss per share             27,848       26,100     21,898
                                  ============ ============ ==========

----------------------------------------------------------------------

Non-GAAP net income (loss)(1)          $2,688       $3,196    $(3,350)
                                  ============ ============ ==========


(1) Non-GAAP net income (loss) excludes stock-based compensation and restructuring charges as follows:

   Net loss                           $(5,070)    $(32,604)   $(5,794)
   Stock-based compensation             7,758        1,986      2,444
   Restructuring charges                    -       33,814          -
                                  ------------ ------------ ----------
      Non-GAAP net income (loss)       $2,688       $3,196    $(3,350)
                                  ============ ============ ==========



                             EQUINIX, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -
                         NON-GAAP PRESENTATION
                            (in thousands)
                              (unaudited)


                                            Three Months Ended
                                    ----------------------------------
                                    March 31,  December 31, March 31,
                                      2006        2005        2005
                                    ---------- ------------ ----------

Recurring revenues                    $61,752      $58,380    $45,901
Non-recurring revenues                  3,117        3,418      2,783
                                    ---------- ------------ ----------
    Revenues (1)                       64,869       61,798     48,684

Cash cost of revenues (2)              25,272       25,192     21,929
                                    ---------- ------------ ----------
              Cash gross profit (3)    39,597       36,606     26,755
                                    ---------- ------------ ----------

Cash operating expenses (4):
    Cash sales and marketing
     expenses (5)                       5,291        5,332      4,357
    Cash general and administrative
     expenses (6)                      11,471        9,446      8,061
                                    ---------- ------------ ----------
              Total cash operating
               expenses (7)            16,762       14,778     12,418
                                    ---------- ------------ ----------

EBITDA (8)                             $22,835      $21,828    $14,337
                                    ========== ============ ==========


Cash gross margins (9)                     61%          59%        55%
                                    ========== ============ ==========

EBITDA flow-through rate (10)              33%         106%        53%
                                    ========== ============ ==========

------------------------------------

(1) The geographic split of our revenues is presented below:

    U.S. revenues                     $55,840      $53,463    $42,016
    Asia-Pacific revenues               9,029        8,335      6,668
                                    ---------- ------------ ----------
      Revenues                        $64,869      $61,798    $48,684
                                    ========== ============ ==========

    Revenues on a services basis is presented below:

    Colocation                        $45,569      $43,127    $33,236
    Interconnection                    11,804       11,181      9,324
    Managed infrastructure              3,933        3,760      3,341
    Rental                                446          312          -
                                    ---------- ------------ ----------
      Recurring revenues               61,752       58,380     45,901
    Non-recurring revenues              3,117        3,418      2,783
                                    ---------- ------------ ----------
      Revenues                        $64,869      $61,798    $48,684
                                    ========== ============ ==========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Revenues on a same IBX versus new IBX basis is presented below:

    Same IBX centers                  $62,530      $56,752    $48,457
    New IBX centers                     2,339        5,046        227
                                    ---------- ------------ ----------
      Revenues                        $64,869      $61,798    $48,684
                                    ========== ============ ==========

(2) We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

    Cost of revenues                  $43,345      $41,715    $36,873
    Depreciation, amortization and
     accretion expense                (17,315)     (16,523)   (14,944)
    Stock-based compensation expense     (758)           -          -
                                    ---------- ------------ ----------
      Cash cost of revenues           $25,272      $25,192    $21,929
                                    ========== ============ ==========

    The geographic split of our cash cost of revenues is presented below:

    U.S. cash cost of revenues        $20,951      $20,954    $18,061
    Asia-Pacific cash cost of
     revenues                           4,321        4,238      3,868
                                    ---------- ------------ ----------
      Cash cost of revenues           $25,272      $25,192    $21,929
                                    ========== ============ ==========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Cost of revenues and cash cost of revenues on a same IBX versus new IBX basis is presented below:

    Same IBX centers-cash cost of
     revenues                         $22,476      $21,605    $21,091
    Same IBX centers-depreciation,
     amortization and accretion
     expense                           15,532       14,277     14,196
    Same IBX centers-stock-based
     compensation expense                 758            -          -
                                    ---------- ------------ ----------
      Same IBX centers cost of
       revenues                        38,766       35,882     35,287
                                    ---------- ------------ ----------

    New IBX centers-cash cost of
     revenues                           2,796        3,587        838
    New IBX centers-depreciation,
     amortization and accretion
     expense                            1,783        2,246        748
    New IBX centers-stock-based
     compensation expense                   -            -          -
                                    ---------- ------------ ----------
      New IBX centers cost of
       revenues                         4,579        5,833      1,586
                                    ---------- ------------ ----------

              Cost of revenues        $43,345      $41,715    $36,873
                                    ========== ============ ==========

(3) We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4) We define cash operating expenses as operating expenses less depreciation, amortization and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5) We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

    Sales and marketing expenses       $7,198       $5,759     $4,819
    Depreciation and amortization
     expense                              (15)         (15)       (15)
    Stock-based compensation expense   (1,892)        (412)      (447)
                                    ---------- ------------ ----------
      Cash sales and marketing
       expenses                        $5,291       $5,332     $4,357
                                    ========== ============ ==========

(6) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

    General and administrative
     expenses                         $17,130      $11,516    $10,489
    Depreciation and amortization
     expense                             (551)        (496)      (431)
    Stock-based compensation expense   (5,108)      (1,574)    (1,997)
                                    ---------- ------------ ----------
      Cash general and
       administrative expenses        $11,471       $9,446     $8,061
                                    ========== ============ ==========

(7) Our cash operating expenses, or cash SG&A, as defined above, is presented below:

    Cash sales and marketing
     expenses                          $5,291       $5,332     $4,357
    Cash general and administrative
     expenses                          11,471        9,446      8,061
                                    ---------- ------------ ----------
      Cash SG&A                       $16,762      $14,778    $12,418
                                    ========== ============ ==========

    The geographic split of our cash operating expenses, or cash SG&A, is presented below:

    U.S. cash SG&A                    $13,327      $12,026     $9,908
    Asia-Pacific cash SG&A              3,435        2,752      2,510
                                    ---------- ------------ ----------
      Cash SG&A                       $16,762      $14,778    $12,418
                                    ========== ============ ==========

(8) We define EBITDA as income (loss) from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

    Income (loss) from operations     $(2,804)    $(31,006)   $(3,497)
    Depreciation, amortization and
     accretion expense                 17,881       17,034     15,390
    Stock-based compensation expense    7,758        1,986      2,444
    Restructuring charges                   -       33,814          -
                                    ---------- ------------ ----------
      EBITDA                          $22,835      $21,828    $14,337
                                    ========== ============ ==========

    The geographic split of our EBITDA is presented below:

    U.S. income (loss) from
     operations                       $(2,247)    $(31,504)   $(2,614)
    U.S. depreciation, amortization
     and accretion expense             16,866       16,187     14,217
    U.S. stock-based compensation
     expense                            6,943        1,986      2,444
    U.S. restructuring charges              -       33,814          -
                                    ---------- ------------ ----------
      U.S. EBITDA                      21,562       20,483     14,047
                                    ---------- ------------ ----------

    Asia-Pacific income (loss) from
     operations                          (557)         498       (883)
    Asia-Pacific depreciation,
     amortization and accretion
     expense                            1,015          847      1,173
    Asia-Pacific stock-based
     compensation expense                 815            -          -
    Asia-Pacific restructuring
     charges                                -            -          -
                                    ---------- ------------ ----------
      Asia-Pacific EBITDA               1,273        1,345        290
                                    ---------- ------------ ----------

              EBITDA                  $22,835      $21,828    $14,337
                                    ========== ============ ==========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. EBITDA on a same IBX versus new IBX basis is presented below:

    Same IBX centers-income (loss)
     from operations                    $(368)    $(29,882)   $(1,955)
    Same IBX centers-depreciation,
     amortization and accretion
     expense                           16,098       14,788     14,642
    Same IBX centers-stock-based
     compensation expense               7,758        1,986      2,444
    Same IBX centers-restructuring
     charges                                -       33,814          -
                                    ---------- ------------ ----------
      Same IBX center EBITDA           23,488       20,706     15,131
                                    ---------- ------------ ----------

    New IBX centers-income (loss)
     from operations                   (2,436)      (1,124)    (1,542)
    New IBX centers-depreciation,
     amortization and accretion
     expense                            1,783        2,246        748
    New IBX centers-stock-based
     compensation expense                   -            -          -
    New IBX centers-restructuring
     charges                                -            -          -
                                    ---------- ------------ ----------
      New IBX center EBITDA              (653)       1,122       (794)
                                    ---------- ------------ ----------

      EBITDA                          $22,835      $21,828    $14,337
                                    ========== ============ ==========

(9) We define cash gross margins as cash gross profit divided by revenues.

    Our cash gross margins by geographic region is presented below:

    U.S. cash gross margins                62%          61%        57%
                                    ========== ============ ==========

    Asia-Pacific cash gross margins        52%          49%        42%
                                    ========== ============ ==========

    Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our cash gross margins for same IBX centers is presented below:

    Same IBX cash gross margins            64%          62%        56%
                                    ========== ============ ==========

(10) We define EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

    EBITDA - current period           $22,835      $21,828    $14,337
    Less EBITDA - prior period        (21,828)     (17,919)   (12,363)
                                    ---------- ------------ ----------
      EBITDA growth                    $1,007       $3,909     $1,974
                                    ========== ============ ==========

    Revenues - current period         $64,869      $61,798    $48,684
     Less revenues - prior period     (61,798)     (58,096)   (44,989)
                                    ---------- ------------ ----------
      Revenue growth                   $3,071       $3,702     $3,695
                                    ========== ============ ==========

    EBITDA flow-through rate               33%         106%        53%
                                    ========== ============ ==========



                             EQUINIX, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)


                 Assets                       March 31,   December 31,
                                                2006         2005
                                             ------------ ------------

Cash, cash equivalents and investments          $162,223     $188,855
Accounts receivable, net                          18,470       17,237
Property and equipment, net                      449,236      438,790
Goodwill and other intangible assets, net         23,434       21,829
Debt issuance costs, net                           2,867        3,075
Prepaid expenses                                   5,284        5,098
Deposits                                           4,193        3,548
Other assets                                       3,709        2,565
                                             ------------ ------------
        Total assets                            $669,416     $680,997
                                             ============ ============

    Liabilities and Stockholders' Equity

Accounts payable and accrued expenses            $21,185      $22,557
Accrued property and equipment                    18,295       15,783
Accrued restructuring charges                     47,718       49,831
Borrowings under credit line                           -       30,000
Mortgage payable                                  59,795       60,000
Capital lease obligations                         34,332       34,530
Other financing obligations                       61,509       61,675
Convertible subordinated debentures               86,250       86,250
Deferred installation revenue                      7,137        7,658
Customer deposits                                    923        1,188
Deferred rent                                     21,119       18,792
Asset retirement obligations                       3,773        3,649
Other liabilities                                    480          411
                                             ------------ ------------
        Total liabilities                        362,516      392,324
                                             ------------ ------------

Common stock                                          29           27
Additional paid-in capital                       857,040      839,497
Deferred stock-based compensation                      -       (4,930)
Accumulated other comprehensive income             1,948        1,126
Accumulated deficit                             (552,117)    (547,047)
                                             ------------ ------------
        Total stockholders' equity               306,900      288,673
                                             ------------ ------------

        Total liabilities and stockholders'
         equity                                 $669,416     $680,997
                                             ============ ============

--------------------------------------------------------- ------------

Ending headcount by geographic region is as follows:

    U.S. headcount                                   403          372
    Asia-pacific headcount                           167          165
                                             ------------ ------------
        Total headcount                              570          537
                                             ============ ============



                             EQUINIX, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
                            (in thousands)
                              (unaudited)


                                             Three Months Ended
                                       -------------------------------
                                      March 31, December 31, March 31,
                                         2006       2005       2005
                                       --------- ----------- ---------

Cash flows from operating activities:
   Net loss                             $(5,070)   $(32,604)  $(5,794)
   Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
     Depreciation, amortization and
      accretion                          17,881      17,034    15,390
     Stock-based compensation             7,758       1,986     2,444
     Non-cash interest expense              208         224       905
     Restructuring charges                    -      33,814         -
     Other reconciling items               (727)       (507)      508
     Changes in operating assets and
      liabilities:
       Accounts receivable               (1,251)     (1,031)   (2,264)
       Accounts payable and accrued
        expenses                           (993)        153      (450)
       Accrued restructuring charges     (2,957)     (1,618)     (482)
       Other assets and liabilities      (2,058)      1,108     5,136
                                       --------- ----------- ---------
         Net cash provided by operating
          activities                     12,791      18,559    15,393
                                       --------- ----------- ---------
Cash flows from investing activities:
   Purchase of Ashburn campus property        -     (53,759)        -
   Purchase of Los Angeles IBX property       -         (21)        -
   Purchases of other property and
    equipment                           (26,613)    (22,920)   (5,523)
   Accrued property and equipment         2,512      10,626      (643)
   Other investing activities                 6         125         -
                                       --------- ----------- ---------
         Net cash used in investing
          activities                    (24,095)    (65,949)   (6,166)
                                       --------- ----------- ---------
Cash flows from financing activities:
   Proceeds from warrants, stock
    options and employee stock purchase
    plans                                14,714       1,772     4,347
   Proceeds from borrowing under credit
    line                                      -      30,000         -
   Proceeds from Los Angeles IBX
    financing                                 -      38,142         -
   Proceeds from mortgage payable             -      60,000         -
   Repayment of borrowings under credit
    line                                (30,000)          -         -
   Repayment of capital lease
    obligations                            (197)       (186)     (160)
   Repayment of other financing
    obligations                            (167)     (1,124)   (3,062)
   Repayment of mortgage payable           (205)          -         -
   Other financing activities               370        (655)        -
                                       --------- ----------- ---------
         Net cash provided by (used in)
          financing activities          (15,485)    127,949     1,125
                                       --------- ----------- ---------
Effect of foreign currency exchange
 rates on cash and cash equivalents         157           6      (308)
                                       --------- ----------- ---------
Net increase (decrease) in cash, cash
 equivalents and investments            (26,632)     80,565    10,044
Cash, cash equivalents and investments
 at beginning of period                 188,855     108,290   108,092
                                       --------- ----------- ---------
Cash, cash equivalents and investments
 at end of period                      $162,223    $188,855  $118,136
                                       ========= =========== =========


Free cash flow (2)                     $(11,304)   $(47,390)   $9,227
                                       ========= =========== =========

Adjusted free cash flow (3)            $(11,304)     $6,390    $9,227
                                       ========= =========== =========

---------------------------------------

(1) The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchases, sales and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2) We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments) as presented below:

   Net cash provided by operating
    activities as presented above       $12,791     $18,559   $15,393
   Net cash used in investing
    activities as presented above       (24,095)    (65,949)   (6,166)
                                       --------- ----------- ---------
     Free cash flow                    $(11,304)   $(47,390)   $9,227
                                       ========= =========== =========

(3) We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate as presented below:

   Free cash flow (as defined above)   $(11,304)   $(47,390)   $9,227
   Less purchase of Ashburn campus
    property                                  -      53,759         -
   Less purchase of Los Angeles IBX
    property                                  -          21         -
                                       --------- ----------- ---------
     Adjusted free cash flow           $(11,304)     $6,390    $9,227
                                       ========= =========== =========

    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com